Exhibit 1.01
Conflict Minerals Report of Polaris Industries Inc.

I.	Introduction
This is the Conflict Minerals Report of Polaris Industries Inc. (“Polaris,” the “Company”, “we” or “us”) for calendar year 2015 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”).
Certain Polaris products contain materials that use tin, tantalum, tungsten and/or gold (collectively “3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, the efforts we have undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time. We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain. The efforts were undertaken on the products manufactured by us in 2015. This report excludes products manufactured by companies that we do not consolidate into our consolidated financial statements and companies which we acquired after April 30, 2014.

II.	Reasonable Country of Origin Inquiry (RCOI)
Direct suppliers were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (EICC-GeSI) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands.
We reviewed questionnaires we received from our direct suppliers for completeness and consistency of answers. Certain suppliers were requested to provide corrections and clarifications as needed. We identified a list of smelters/refiners, and their countries of origin, which may supply 3TG utilized in our manufactured products. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters/refiners which do not provide 3TG that are utilized in our manufactured products. While we believe our RCOI process was reasonably designed and performed in good faith, as we did not receive responses from all inquired suppliers the list of smelters/refiners set forth below may be incomplete.
Through our RCOI, certain suppliers identified Al Kaloti Jewelers Factory Limited (“Al Kaloti”), Fidelity Printers and Refiners, and Sudan Gold Refinery as sources of gold in their supply chains. These refineries are not audited by the CFSI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Polaris as “company-level” responses rather than Polaris product-specific responses, it is uncertain if these gold refineries are actually in our supply chain. If we determine that material sourced from these refineries is present in Polaris' supply chain, we will work with our suppliers to encourage third party audits of these facilities. Should the facilities decline to participate in an audit, we will evaluate our relationship with that supplier and explore alternatives, as appropriate. In addition, one Tin smelter (PT PelatTimah Nusantara Tbk) was reported by some suppliers in their supply chain; however, this smelter suspended operation prior to 2015 and tin originating from this smelter is not expected to reasonably be in our supply chain for 2015. The list of smelters/refiners, and their countries of origin, is listed in Section VIII of this Conflict Minerals Report. Through our RCOI process, some suppliers disclosed to us that scrap sources of 3TG were identified in their supply chains and did not require due diligence. These sources are excluded from the listing in Section VIII. Additionally, some of the processing facilities named by our suppliers are not verified or audited smelters/refiners. We will continue to monitor the status of these facilities, whether they should be listed as a Polaris processing facility and, if so, the associated countries of origin.

III.	Design of Due Diligence Measures
We designed our due diligence measures to conform in all material respects with the five step framework of OECD (2011), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements on tin, tantalum, tungsten and gold.

IV.	Due Diligence Measures Performed
The due diligence measures performed includes, but are not limited to the following:

•	Reported to senior management on direct suppliers’ responses to our conflict minerals information requests, including updates on monitoring and tracking corrective action and risk mitigation efforts;

•	Communicated our policy on Conflict Minerals to direct suppliers;

•	Communicated the commitments and requirements expected of our suppliers;

•	Developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts;

•
Supported the development and implementation of independent third party audits of smelter/refiner’s sourcing through our policy and procurement practices that encourage suppliers to purchase materials from audited smelters/refiners.

V.	Product Description
We design, engineer and manufacture Off-Road Vehicles, Snowmobiles, Motorcycles and Global Adjacent Market Vehicles, together with the related Parts, Garments and Accessories. Many of our products are manufactured utilizing similar processes and similar components. Our suppliers often supply parts and components that are utilized in multiple product categories. The products that we manufacture that are subject to the reporting obligation of Rule 13p-1 contain 3TG of unknown origin.

VI.	Steps to Improve Due Diligence
We have and will continue to communicate our expectations and information requirements to our direct suppliers. We have and will also continue to monitor changes in circumstances that may impact the facts or our determination. Over time, we anticipate that the amount of information globally on the traceability and sourcing of the applicable ores will increase and improve our knowledge. We will continue to make inquiries to our direct suppliers and undertake additional fact and risk assessments where potentially relevant changes in facts or circumstances are identified. New suppliers will be reviewed for conflict minerals conformance during initial business reviews. If we become aware of a supplier whose due diligence needs improvement, we intend to continue the trade relationship while that supplier improves its performance. We expect our suppliers to take similar measures with their suppliers to ensure alignment throughout the supply chain.

VII.	Independent Private Sector Audit
In April 2014, the Securities and Exchange Commission provided written guidance that explained that only companies who elect to claim that their products are "Conflict Free" are subject to an independent private section audit. We are not making such a claim. Consequently, this report presented herein was not audited.

VIII.    List of Smelters/Refiners
Section II discusses the process we used to identify potential smelters/refiners within our supply chain. We identified the following smelters/refiners that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, or are actively in the process of obtaining the designations:

Subject Mineral	Smelter or Refiner Name
Gold	A.L.M.T. TUNGSTEN Corp.
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Alpha
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Chimet S.p.A.
Gold	China Tin Group Co., Ltd.
Gold	CV United Smelting
Gold	DODUCO GmbH
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	EM Vinto
Gold	Fenix Metals
Gold	Fujian Jinxin Tungsten Co., Ltd.
Gold	Ganzhou Huaxing Tungsten Products Co., Ltd.
Gold	Gejiu Kai Meng Industry and Trade LLC
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint

Subject Mineral	Smelter or Refiner Name
Gold	Japan New Metals Co., Ltd.
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	LS-NIKKO Copper Inc.
Gold	Malaysia Smelting Corporation (MSC)
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metallic Resources, Inc.
Gold	Metallo-Chimique N.V.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Minsur
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining & Smelting
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Moscow Special Alloys Processing Plant
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	Operaciones Metalurgical S.A.
Gold	PAMP SA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PT Aries Kencana Sejahtera
Gold	PT Timah (Persero) Tbk Mentok
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	Rui Da Hung

Subject Mineral	Smelter or Refiner Name
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Soft Metais Ltda.
Gold	Solar Applied Materials Technology Corp.
Gold	Solikamsk Magnesium Works OAO
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yichun Jin Yang Rare Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Gold	Yunnan Tin Group (Holding) Company Limited
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	A.L.M.T. TUNGSTEN Corp.
Tantalum	Alpha
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	D Block Metals, LLC
Tantalum	Duoluoshan
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Fujian Jinxin Tungsten Co., Ltd.
Tantalum	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tantalum	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tantalum	Ganzhou Seadragon W & Mo Co., Ltd.
Tantalum	Global Advanced Metals Aizu

Subject Mineral	Smelter or Refiner Name
Tantalum	Global Advanced Metals Boyertown
Tantalum	Global Tungsten & Powders Corp.
Tantalum	Guangdong Xianglu Tungsten Co., Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Japan New Metals Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	JX Nippon Mining & Metals Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	Kennametal Fallon
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Materion
Tantalum	Metallo-Chimique N.V.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mitsubishi Materials Corporation
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	Pobedit, JSC
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Sumitomo Metal Mining Co., Ltd.
Tantalum	Taki Chemicals

Subject Mineral	Smelter or Refiner Name
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tantalum	VQB Mineral and Trading Group JSC
Tantalum	Wolfram Bergbau und Hütten AG
Tantalum	Xiamen Tungsten Co., Ltd.
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	A.L.M.T. TUNGSTEN Corp.
Tin	Allgemeine Gold-und Silberscheideanstalt A.G.
Tin	Alpha
Tin	An Thai Minerals Company Limited
Tin	Asahi Pretec Corporation
Tin	Aurubis AG
Tin	Changsha South Tantalum Niobium Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	Conghua Tantalum and Niobium Smeltry
Tin	Cooperativa Metalúrgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Duoluoshan
Tin	Elmet S.L.U. (Metallo Group)
Tin	EM Vinto
Tin	F&X Electro-Materials Ltd.
Tin	Fenix Metals
Tin	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tin	Ganzhou Seadragon W & Mo Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	H.C. Starck Co., Ltd.
Tin	H.C. Starck Inc.
Tin	H.C. Starck Ltd.
Tin	Heimerle + Meule GmbH
Tin	Heraeus Ltd. Hong Kong
Tin	Heraeus Precious Metals GmbH & Co. KG
Tin	Hunan Chunchang Nonferrous Metals Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tin	Japan Mint
Tin	Japan New Metals Co., Ltd.
Tin	Jiangxi Copper Company Limited
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.
Tin	JX Nippon Mining & Metals Co., Ltd.
Tin	Kennametal Fallon
Tin	Kennametal Huntsville
Tin	Kojima Chemicals Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Metalor Technologies SA
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Mitsui Mining & Smelting
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	OJSC Novosibirsk Refinery
Tin	Operaciones Metalurgical S.A.
Tin	PT Aneka Tambang (Persero) Tbk
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin

Subject Mineral	Smelter or Refiner Name
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Tin	Soft Metais Ltda.
Tin	Solar Applied Materials Technology Corp.
Tin	Sumitomo Metal Mining Co., Ltd.
Tin	Tanaka Kikinzoku Kogyo K.K.
Tin	Thaisarco
Tin	Umicore Brasil Ltda.
Tin	Umicore SA Business Unit Precious Metals Refining
Tin	VQB Mineral and Trading Group JSC
Tin	Western Australian Mint trading as The Perth Mint
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yokohama Metal Co., Ltd.
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tin	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tin	Zijin Mining Group Co., Ltd. Gold Refinery
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	Alpha
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CV United Smelting
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Duoluoshan
Tungsten	Exotech Inc.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Gejiu Kai Meng Industry and Trade LLC
Tungsten	Global Advanced Metals Boyertown
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Copper Company Limited
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Jiujiang Tanbre Co., Ltd.
Tungsten	JX Nippon Mining & Metals Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Materion
Tungsten	Metallo-Chimique N.V.
Tungsten	Mitsubishi Materials Corporation
Tungsten	Mitsui Mining & Smelting
Tungsten	Niagara Refining LLC
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Pobedit, JSC
Tungsten	PT DS Jaya Abadi
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Solar Applied Materials Technology Corp.
Tungsten	Sumitomo Metal Mining Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Subject Mineral	Smelter or Refiner Name
Tungsten	Zhuzhou Cemented Carbide

Countries of origin identified:
Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, Czech Republic, Democratic Republic of Congo (Kinshasa), Egypt, Estonia, Ethiopia, Fiji, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe
We identified the following smelters/refiners that have been verified as a smelter/refiner, but have not been audited.

Subject Mineral	Smelter or Refiner Name
Gold	Advanced Chemical Company
Gold	Air Products
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold
Gold	AMG Advanced Metallurgical Group
Gold	Bauer Walser AG
Gold	BHP Billiton
Gold	Caridad
Gold	China Nonferrous Metal Mining (Group) Co., Ltd.
Gold	Chugai Mining
Gold	CNMC (Guangxi) PGMA Co. Ltd.
Gold	Codelco
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eldorado Gold Corporation
Gold	Emirates Gold DMCC
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi Enrico S.p.A.
Gold	Feinhutte Halsbrucke GmbH
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corporation
Gold	Gejiu Zi-Li
Gold	Golden Egret Special Alloy Co. Ltd
Gold	Guangdong Jinding Gold Limited
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heraeus Materials Technology GmbH & Co. KG

Subject Mineral	Smelter or Refiner Name
Gold	Huichang Jinshunda Tin Co. Ltd
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hwasung CJ Co. Ltd
Gold	Jinlong Copper Co., Ltd.
Gold	Kaloti Precious Metals
Gold	Kazakhmys plc
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Korea Metal Co. Ltd
Gold	Korea Zinc Co. Ltd.
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	Linwu Xianggui Smelter Co
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd
Gold	Materials Eco-Refining CO.,LTD
Gold	Metahub Industries Sdn. Bhd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Morris and Watson
Gold	Nankang Nanshan Tin Co., Ltd.
Gold	Novosibirsk Integrated Tin Works
Gold	Nyrstar
Gold	OJSC Kolyma Refinery
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	POSCO
Gold	PT Alam Lestari Kencana
Gold	Pure Technology
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Senju Metal Industry Co., Ltd.
Gold	Shandong Gold Mining Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	Sudan Gold Refinery
Gold	Super Dragon Technology Co., Ltd.
Gold	Technic Inc.
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Tony Goetz NV
Gold	Torecom
Gold	WIELAND Edelmetalle GmbH
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.

Subject Mineral	Smelter or Refiner Name
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory
Tantalum	Air Products
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Avon Specialty Metals Ltd
Tantalum	E.S.R. Electronics
Tantalum	Gannon & Scott
Tantalum	Golden Egret Special Alloy Co. Ltd
Tantalum	Hunan Chenzhou Mining Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Nippon Mining & Metals Co. Ltd.
Tantalum	POSCO
Tantalum	PT Bangka Timah Utama Sejahtera
Tantalum	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Best Metais e Soldas SA
Tin	Cendres + Métaux SA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited
Tin	China Nonferrous Metal Mining (Group) Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Codelco
Tin	Colonial Metals, Inc
Tin	Complejo Metalurgico Vinto S.A.
Tin	CSC Pure Technologies
Tin	CV Dua Sekawan
Tin	CV Duta Putra Bangka
Tin	CV Prima Timah Utama
Tin	CV Tiga Sekawan
Tin	EFD INC.
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Electrology Metal Pte
Tin	Estanho de Rondônia S.A.
Tin	Feinhutte Halsbrucke GmbH
Tin	Geib Refining Corporation
Tin	Gejiu Fengming Metalurgy Chemical Plant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zi-Li
Tin	Guangxi Non-ferrous Metals Group Company Limited
Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co. Ltd

Subject Mineral	Smelter or Refiner Name
Tin	Hyundai-Steel
Tin	Jean Goldschmidt International SA
Tin	Kovohutê Pribram
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Tin	Linwu Xianggui Smelter Co
Tin	Materials Eco-Refining CO.,LTD
Tin	Metahub Industries Sdn. Bhd.
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	PBT
Tin	Phoenix Metal Ltd
Tin	POSCO
Tin	Primeyoung Metal Ind. (Zhuhai) Co., Ltd
Tin	PT Alam Lestari Kencana
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Fang Di MulTindo
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Seirama Tin investment
Tin	PT Tirus Putra Mandiri
Tin	Pure Technology
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	Shangrao Xuri Smelting Factory
Tin	Shenzhen Anchen Tin Co., Ltd
Tin	So Accurate Group, Inc.
Tin	Super Dragon Technology Co., Ltd.
Tin	Technic Inc.
Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Vale Inco, Ltd.
Tin	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tin	Xianghualing Tin Co., Ltd.
Tungsten	ACL Metais Eireli
Tungsten	Air Products
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Gejiu Zi-Li

Subject Mineral	Smelter or Refiner Name
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.
Tungsten	Moliren Ltd
Tungsten	Nippon Tungsten Co., Ltd.
Tungsten	North American Tungsten
Tungsten	Philippine Chuangin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	TaeguTec Ltd.
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Voss Metals Company, Inc.
Tungsten	WIELAND Edelmetalle GmbH
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Zhangyuan Tungsten Co.,Ltd